Exhibit 10(a)

Form of Performance Share Award Agreement for Grants on or after January 28, 2025

Brackets identify provisions that may vary depending on the particular grant, grant recipient, and/or other relevant factors.

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Grant Date: [applicable date]

1. Award. Wells Fargo & Company (the “Company”) has awarded you Performance Shares to provide an incentive for you to remain in the employment of the Company or an Affiliate and provide valuable services to the Company or an Affiliate. The target number of Performance Shares (“Target Award Number”) awarded you is identified as the “Total Granted” on the acknowledgement screen for your grant on this website. The Target Award Number is subject to upward and downward adjustments based on Company performance during the [performance period] (the “Performance Period”) as set forth on Exhibit A. The “Final Award Number” is the number of Performance Shares awarded to you under this Award Agreement after adjusting the Target Award Number in accordance with Exhibit A. This Award Agreement also grants Performance Shares with respect to dividend equivalents as provided in paragraph 5. Each Performance Share entitles you to receive one share of Wells Fargo & Company common stock ("Common Stock") contingent upon earning such Performance Share based on the Company performance criteria set forth on Exhibit A, vesting as set forth in paragraph 2 and subject to the other terms and conditions set forth in the Company’s 2022 Long‑Term Incentive Plan, as may be amended from time to time (the “Plan”) and this Award Agreement, including but not limited to the Clawback Policy (defined below) and other terms of paragraph 3, and Exhibits A through E hereto including the Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation and Assignment of Inventions.

2. Vesting. Except as otherwise provided in this Award Agreement, the Final Award Number of Performance Shares will vest on the Determination Date as set forth on Exhibit A (“Determination Date”), subject to the Clawback Policy and other terms of paragraph 3. Shares of Common Stock will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. You will have no rights as a stockholder of the Company with respect to any Performance Shares until settlement. However, you may be entitled to dividend equivalents as set forth in paragraph 5. Except as otherwise provided in the Plan or this Award Agreement, vested Performance Shares will be settled and distributed in shares of Common Stock on or after the Determination Date and no later than [applicable date] (the “Settlement Date”). You acknowledge that your transactions in any shares of Common Stock you may acquire pursuant to this Award are subject to your compliance with the Company’s Personal Trading Policy, including with respect to certain blackout trading restrictions and preclearance requirements, to the extent applicable to you.

3. Clawback Policy. The Award is fully conditioned on and subject to the Performance Conditions (as defined in the Clawback Policy) to vesting and the other clawback, forfeiture and cancellation provisions described in the Wells Fargo & Company Clawback and Forfeiture Policy attached hereto as Exhibit C, as it may be amended from time to time (the “Clawback Policy”). Further, if you are an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”), the Award, including any payment or benefit received with respect to the Award, is subject to recoupment under the Wells Fargo & Company Mandatory Clawback Policy, attached hereto as Exhibit D. The Award is also subject to any other applicable reduction, recoupment, “malus” or “clawback” policies, practices or provisions of the Company and its Affiliates, as in effect from time to time, and any applicable reduction, recoupment, malus or clawback requirements imposed under laws, rules and regulations.

4. Termination.

(a) The definitions of the terms “Separation from Service”, “Disability”, “Change in Control”, [and] “Cause” [and “Retirement”] are set forth on Exhibit B to this Award Agreement, which definitions are incorporated by reference herein [and the definition of the term “Retirement” is set forth in paragraph 4(e)].

(b) If prior to [end of Performance Period] you (i) cease to be an employee due to your death or (ii) die after the occurrence of an event described in paragraph 4(c), 4(d), or 4(e), and in the case of paragraph 4(e), you have satisfied the definition of [Retirement] [Retirement’s vesting conditions] through your date of death, then the Target Award Number of Performance Shares under this Award Agreement after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which you die (and any Performance Shares with respect to dividend equivalents as provided below) will immediately vest upon the date of your death and will be distributed to your Beneficiary in shares of Common Stock between the date of your death and December 31 of the year following the year in which you die, notwithstanding the settlement provisions of paragraphs 4(c), 4(d) or 4(e), if applicable.

If you cease to be an employee due to your death on or after [end of Performance Period] and prior to the Determination Date, the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will vest upon the Determination Date and will be distributed to your Beneficiary on the Settlement Date. Notwithstanding the foregoing, if by the applicable last payment date set forth herein your Beneficiary has not presented evidence deemed satisfactory by the Company to allow transfer of the shares of Common Stock to the Beneficiary under applicable laws, the Company may treat all Performance Shares awarded hereby as forfeited, in which case the Company shall have no obligation to issue shares of Common Stock, benefits or anything else in lieu of such shares to your Beneficiary and shall have no liability therefor.

(c) If prior to the Determination Date you experience an involuntary Separation from Service due to (i) application of the Company’s Extended Absence Policy to you in connection with a Disability, (ii) your termination of employment by the Company or an Affiliate without Cause, resulting in your receipt of severance pay in addition to any severance pay that may be mandated by applicable law, or (iii) the Company or Affiliate that employs you entering into a corporate transaction with another company (the “purchaser”) and pursuant to the terms of the transaction you are continuing in employment with the purchaser after completion of the corporate transaction, then the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will continue to vest upon the Determination Date and will be distributed to you in shares of Common Stock on the Settlement Date, subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below.

(d) If prior to the Determination Date, the Affiliate that employs you incurs a Change in Control and you continue employment with the surviving or purchasing corporation or other entity (or ultimate parent thereof), as the case may be, immediately after the Change in Control, then the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will continue to vest upon the Determination Date and will be distributed to you in shares of Common Stock on the Settlement Date, subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below.

(e) If prior to the Determination Date you experience a Separation from Service for a reason other than Cause and you satisfy the definition of Retirement on your Separation from Service date or following your Separation from Service date at the end of an approved leave of absence not to exceed six months, then [provided that you continue to satisfy such definition through the Settlement Date and that you complete any attestation to that effect as may be required by the Company,] the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will continue to vest upon the Determination Date and will be distributed to you in shares of Common Stock on the Settlement Date subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below[, provided that beginning immediately after you cease to be an employee and continuing until the last vesting date upon which all Restricted Share Rights granted hereunder shall become vested, to the fullest extent enforceable under applicable state law, you do not perform services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or any Affiliate for which you performed your responsibilities while you were employed by the Company or any Affiliate (including predecessors thereof) and which does business in any location in the geographic footprint of the Company or any Affiliate for which you performed your responsibilities (the “vesting condition”)]. Any attestation request to verify you have continued to satisfy the definition of Retirement will be sent to your last provided contact information. You are responsible for providing up-to-date contact information to the Company and you can do so by calling Employee Care at 1-877-HRWELLS (1-877-479-3557). Failure to complete an attestation by the applicable deadline will result in immediate and irrevocable forfeiture of all unvested Restricted Share Rights. Failure to satisfy the definition of Retirement at any point will also result in immediate and irrevocable forfeiture of all unvested Restricted Share Rights. [For purposes of this Award, the term “Retirement” is defined as termination of employment after reaching (i) age 55 with five completed years of service or (ii) such more favorable treatment as may apply based on the practices of the Company in effect from time to time. Notwithstanding the foregoing, if you die following Retirement, any unvested Restricted Share Rights will vest in accordance with paragraph 4(b), provided that you satisfied the definition of Retirement’s vesting condition immediately prior to your date of death.] [Further,] If at any point you no longer satisfy the definition of [Retirement] [Retirement’s vesting condition], all unvested Performance Shares shall be immediately and irrevocably forfeited.

[Notwithstanding the foregoing, nothing contained in this Award Agreement prohibits or restricts you (or your attorney) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the National Labor Relations Board, the Equal Employment Opportunity Commission, or any self-regulatory organization or governmental authority charged with the enforcement of any laws.]

(f) If prior to the Determination Date you incur a termination of employment other than for a reason described in paragraph 4(b), 4(c), 4(d) or 4(e), any unvested Performance Shares awarded hereby (including any Performance Shares with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited. For avoidance of doubt, a termination of employment other than as described in paragraph 4(b), 4(c), 4(d) or 4(e) includes, without limitation, a voluntary termination that does not constitute a Retirement and an involuntary termination for Cause.

(g) If the Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) are continuing to vest following an event described in paragraph 4(c), 4(d), or 4(e), then the vesting and settlement of the Performance Shares shall accelerate to the extent necessary to comply with any ethics agreement with the federal government in connection with your employment as a federal officer or employee in the executive branch, or to avoid violation of any federal, state, local, or foreign ethics law or conflicts of interest law that is applicable to you, subject to compliance with Section 409A, if applicable. Upon such event and in accordance with the requirements of Section 409A, if applicable, the Target Award Number of Performance Shares under this Award Agreement, after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which such accelerated vesting occurs (and any Performance Shares with respect to dividend equivalents as provided below), will immediately vest and be distributed to you in shares of Common Stock, subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below.

5. Dividend Equivalents. During the period beginning on the Grant Date and ending on the Settlement Date for the Performance Shares or the date the Performance Shares are forfeited, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Performance Shares based on the amount or number of shares that would have been paid on the Final Award Number of Performance Shares (or the NOL Adjusted Target Award Number of Performance Shares as applicable under paragraph 4(b) or 4(g)) had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to such additional Performance Shares, to be determined in the same manner. Performance Shares granted with respect to dividend equivalents will be subject to the same vesting schedule and other terms and conditions as the underlying Performance Shares, including the Company’s right of recoupment or forfeiture, and will be distributed in shares of Common Stock when, and if, the underlying Performance Shares are settled and distributed.

6. Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements (“Tax-Related Items”). In addition, the Company (or your employer, if different) will withhold from your compensation any and all applicable Tax-Related Items in the event all or a portion of the Performance Shares are treated as taxable prior to or other than on the vesting date set forth in paragraph 2 above and the number of shares of Common Stock otherwise issuable (if any) is insufficient to satisfy such withholding obligations for Tax-Related Items. Finally, you shall pay to the Company (or your employer, if different) any amount of Tax-Related Items that the Company or your employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items.

7. Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

8. Other Restrictions; Amendment. The grant of the Award and issuance of Common Stock hereunder is subject to compliance by the Company, its Affiliates and you with all legal and regulatory requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, orders issued under 12 U.S.C. § 1818(b) (together with any agreements related thereto, “orders”) and tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. For the avoidance of doubt, regulatory approval under Part 359 or any orders to which the Company is a party may be required for the issuance of Common Stock hereunder in certain circumstances, and the Company cannot provide any assurance that it will be able to request such approval in accordance with the requirements of Part 359 or any applicable order or that any requested approval will be received. Subject to paragraphs 13 and 14 below, the Committee or its delegate may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee or its delegate deems it necessary or advisable to comply with, or to promote or facilitate compliance with, applicable laws, rules and regulations or as required under any procedures or policies implemented by the Company in furtherance of such legal or regulatory compliance.
9. Restrictive Covenants. In consideration of the terms of this Award and your access to confidential information, you agree to the restrictive covenants and associated remedies as set forth in the Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, and Assignment of Inventions (the “TSA”), which is attached hereto as Exhibit E and is hereby incorporated by reference. Nothing in this Award Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault, wage and hour violations, or any other conduct that you have reason to believe is unlawful or that is recognized as against a clear mandate of public policy. Moreover, this Award Agreement does not, in any way, restrict or impede you, if you are a non-manager, from exercising protected rights to the extent such rights cannot be waived by agreement or exercising any rights under Section 7 of the National Labor Relations Act including the right to communicate with current and former co-workers and/or third parties about terms and conditions of employment or labor disputes. Likewise, this Award Agreement is not in any way intended to prohibit or in any manner restrict you or your attorney from initiating communications with, making a report to or filing a charge or complaint with, or participating in an investigation by a regulatory agency or governing body (including providing documents, information, or testimony without providing notice to the Company) such as the Equal Employment Opportunity Commission, the Financial Industry Regulatory Authority, the Securities and Exchange Commission, or the National Labor Relations Board, nor does it prohibit you from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency.

If you breach any of the terms of the TSA, all unvested Performance Shares shall be immediately and irrevocably forfeited. For any Performance Shares that vested within one (1) year prior to the termination of your employment with the Company or an Affiliate or at any time after your termination, you may be required to repay or otherwise reimburse the Company or the Affiliate that employed you an amount having a value equal to the aggregate fair market value (determined as of the date of vesting) of such vested shares. This paragraph does not constitute the Company’s exclusive remedy for violation of your restrictive covenant obligations, and the Company and/or the Affiliate that employed you may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.

10. Stock Ownership Policy. If you are an Executive Officer of the Company or a member of its Operating Committee, as a condition to receiving this Award, you agree that you are subject to the Company’s stock ownership policy, as may be amended from time to time, and that as a result, you may be required to hold, including after your retirement, all or a portion of any shares of Common Stock issued to you pursuant to this Award in order to achieve compliance with such stock ownership policy.

11. Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement or on Exhibit B hereto or by reference to another document are used as defined in the Plan. If the Plan and this Award Agreement conflict, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

12. No Employment Agreement. Neither the award to you of the Performance Shares nor the delivery to you of this Award Agreement or any other document relating to the Performance Shares will confer on you the right to continued employment with the Company or any Affiliate. You understand that your employment with the Company or any Affiliate is “at will” and nothing in this document changes, alters or modifies your “at will” status or your obligation to comply with all policies, procedures and rules of the Company, as they may be adopted or amended from time to time.
13. Section 409A. This Award is intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations or other binding guidance thereunder (“Section 409A”). Accordingly, all provisions included in this Award Agreement, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan or this Award Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. The Company will have no liability to you or to any other party if the Award or payment of the Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14. Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service for any reason, the Company determines that you are a “Specified Employee” for purposes of Section 409A and in accordance with guidelines established by the Company from time to time, your Performance Shares, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such Separation from Service, or, if earlier, upon your death.
15. Severability and Judicial Modification. If any provision of this Award Agreement is held to be invalid or unenforceable under pertinent state law or otherwise or the Company elects not to enforce any such provision, including but not limited to Section IV(b) of the TSA, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from this Award Agreement and all other provisions shall remain valid and enforceable.

16. Applicable Law. This Award Agreement and the award of Performance Shares evidenced hereby will be governed by, and construed in accordance with the laws of the state of Delaware (without regard to its choice-of-law provisions), except to the extent Federal law would apply.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Electronic Delivery and Acceptance. The Company is electronically delivering documents related to current or future participation in the Plan and is requesting your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the current plan administrator’s on-line system, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

19. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including Exhibits A through E attached hereto) constitute the entire agreement of the parties with respect to the Award and supersede in their entirety all prior proposals, undertakings and agreements, written or oral, and all other communications between you and the Company with respect to the Award.

[Signature page follows]

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Award Agreement to be executed on its behalf by its duly-authorized officer effective as of the Grant Date.
WELLS FARGO & COMPANY
By:_Louise Bushby____________________________
Its:_Global Head of Total Rewards________________

PLEASE NOTE: Receipt of this Award is subject to your electronic signature on the current plan administrator’s website acknowledging and accepting all the terms and conditions of this Award Agreement and the Plan, including the exhibits to this Award Agreement. You must accept the terms and conditions of this Award Agreement on or before [____________], 202_. Failure to do so within this time period may result in forfeiture of this Award in accordance with administrative procedures adopted under the Plan.

By clicking the “Accept” button below, (i) you agree that this is your electronic signature expressly acknowledging that (a) you agree to accept the Award subject to the terms and conditions of this Award Agreement and the Plan, including but not limited to the Clawback Policy and the other terms of paragraph 3 and the restrictions described in paragraphs 8 and 9, (b) without limiting the generality of (a) above, you have read, understand, and agree to comply with the terms of the TSA attached hereto as Exhibit E and incorporated by reference herein, and (c) you acknowledge that you are a Section 16 Officer, and as such, are subject to the Wells Fargo & Company Mandatory Clawback Policy attached hereto as Exhibit D, and that in no event shall you have any right to be indemnified by the Company or any Affiliate for any loss in connection with any recoupment effected pursuant to the Wells Fargo & Company Mandatory Clawback Policy (or any other clawback or recoupment policy) and you expressly waive any such purported right; and (ii) you acknowledge that the Company has not provided you with any legal advice. You have the right to consult with, and should consult with, your personal legal advisor prior to accepting this Award Agreement.

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Exhibit A to Performance Share Award Agreement

This Exhibit A sets forth the manner in which the Final Award Number will be determined.

Definitions

Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Award Agreement. In addition, the following terms used in the text of this Exhibit A shall have the meanings set forth below:

“Average Return on Tangible Common Equity” or “Average ROTCE” means, for the Company and each of the other Financial Performance Group Companies, the sum of the company’s Return on Tangible Common Equity for each of the 12-month periods ending [applicable dates during the Performance Period], which sum is then divided by three, rounded to two decimals.

“Financial Performance Group Companies” means, in addition to the Company, the companies listed below, provided that if, during the Performance Period, one or more of such companies shall merge, engage in a spin-off, or its existence or primary businesses shall terminate or cease due to receivership, bankruptcy, sale, or otherwise, then the Committee may eliminate such company as a Financial Performance Group Company or make such other equitable adjustments, such as adding an acquirer or a new company to the list of Financial Performance Group Companies, as it deems appropriate; provided, however, that for purposes of determining TSR and the TSR Percentile, (i) any company that is acquired by another company during the Performance Period shall be excluded from the Financial Performance Group Companies and (ii) any company that files for bankruptcy during the Performance Period shall continue to be treated as a Financial Performance Group Company but shall be placed at the bottom of the Financial Performance Group Companies for purposes of determining the TSR Percentile.

[Financial Performance Group Companies]

“Net Operating Loss” means for any year in the Performance Period, that the Company reports a net loss in the Company's consolidated financial statements, and a net loss continues to exist after eliminating the effect of the following items, each determined based on generally accepted accounting principles: (i) losses resulting from discontinued operations; (ii) the cumulative effect of changes in generally accepted accounting principles; and (iii) any other unusual or infrequent loss which is separately identified and quantified.

“Return on Tangible Common Equity” or “ROTCE” means, for the Company and each of the other Financial Performance Group Companies, the net income of the company as reported in its consolidated financial statements on an annualized basis less dividends accrued on outstanding preferred stock, divided by the company’s average total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes, as may be adjusted by the Committee, in its discretion, for the effect of (i) losses resulting from discontinued operations, (ii) the cumulative effect of significant changes in generally accepted accounting principles, and (iii) any other unusual or infrequently occurring gain or loss which is separately identified and quantified.

“Relative ROTCE Percentile” means the percentile rank of the Company's Average ROTCE relative to the Average ROTCE of the other Financial Performance Group Companies for the Performance Period. The Relative ROTCE Percentile will be determined by ranking the Average ROTCE of the Company and each of the other Financial Performance Group Companies from highest to lowest, with the company having the highest Average ROTCE being assigned a rank of 1.

“Total Stockholder Return” or "TSR" means, for the Company and each of the other Financial Performance Group Companies, (a)(i) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the Committee, in its sole discretion) over the [applicable period], ending on [applicable date] (“End Price”), minus (ii) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the Committee, in its sole discretion) over the [applicable period] occurring in [applicable period] (“Base Price”), plus the value of any dividends declared on such common stock in respect of an ex-dividend date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in shares of common stock of the issuing company on such ex-dividend date (“Reinvested Dividends”), divided by (b)

the Base Price, as illustrated by the formula below (in each case, with such adjustments as are appropriate, in the judgment of the Committee in its sole discretion, to equitably calculate Total Stockholder Return in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the company, as applicable):

TSR = End Price - Base Price + Reinvested Dividends
Base Price

"TSR Percentile" means the percentile rank of the Company's TSR relative to the TSR of the other Financial Performance Group Companies for the Performance Period. The Relative TSR Percentile will be determined by ranking the TSR of the Company and each of the other Financial Performance Group Companies from highest to lowest, with the company having the highest TSR being assigned a rank of 1.

Determination of Final Award Number

1. Final Award Number.

The Final Award Number will be determined by (A) first, modifying (i) the Percentage of Target Award Number (rounded to the nearest whole percentage point and rounding up any half percentage point result) by (ii) the Relative TSR Modifier and (B) second, multiplying the result of (A) by the NOL Adjusted Target Award Number pursuant to the formula below:

Final Award Number = (Percentage of Target Award Number ∓ Relative TSR Modifier) × NOL Adjusted Target Award Number

The Percentage of Target Award Number, Relative TSR Modifier and NOL Adjusted Target Award Number shall be determined as set forth in paragraphs 2 - 4 below.

2. Percentage of Target Award Number.

The Percentage of Target Award Number shall be determined by the sum of the percentages achieved based on the Company’s Average ROTCE performance [applicable percentage] pursuant to subparagraph (a) below and the Company’s relative Average ROTCE performance [applicable percentage], as measured by its Relative ROTCE Percentile pursuant to subparagraph (b) below. If the Average ROTCE performance in (a) or Relative ROTCE Percentile in (b) falls between, respectively, the levels indicated in table (a) or the percentiles indicated in table (b), the applicable Percentage of Target Award Number will in each case be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest percentages indicated in the applicable table.

a. [applicable percentage] of the Percentage of Target Award Number shall be determined by the Average ROTCE achieved by the Company over the Performance Period, as set forth in table (a) below:

Average ROTCE ([applicable %] weighting)	Percentage of Target Award Number
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]

b. [applicable percentage] of the Percentage of Target Award Number shall be determined by the Relative ROTCE Percentile achieved by the Company over the Performance Period, as set forth in table (b) below:

Relative ROTCE Percentile ([applicable %] weighting)	Percentage of Target Award Number
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]
[applicable ROTCE %]	[applicable %]

3. Relative TSR Modifier.

The Percentage of Target Award Number is subject to a TSR modifier (upward or downward by [applicable percentage]) based on the Company’s TSR Percentile, as set forth in the table below, subject to the Overall Final Award Cap set forth in paragraph 5 below, and provided that the positive modifier will not be applied if the Company’s TSR is negative.

TSR Percentile	Percentage TSR Modifier
[applicable percentile]	[applicable percentage] increase
[applicable percentile]	[applicable percentage]
[applicable percentile]	[applicable percentage] decrease

4. Net Operating Loss Adjustments.

If the Company incurs a Net Operating Loss for any year in the Performance Period, the Target Award Number will be reduced by [applicable percentage] for each such year, effective upon certification by the Committee of a Net Operating Loss for such year. The Target Award Number after giving effect to any such Net Operating Loss adjustment is referred to herein as the “NOL Adjusted Target Award Number.” If the Company does not incur a Net Operating Loss in any year in the Performance Period, your NOL Adjusted Target Award Number will be the same as the Target Award Number.

5. Overall Final Award Cap.

In no event shall the Final Award Number be greater than [applicable percentage] of the NOL Adjusted Target Award Number.

6. [Example].

Miscellaneous

Committee Determination. The Committee shall determine the Final Award Number of Performance Shares after the end of the Performance Period and not later than [applicable date]. The date the Committee makes such determination is referred to in this Award Agreement as the “Determination Date.”

The Committee may, in its discretion, make positive or negative adjustments to the number calculated in accordance with paragraph 2(a) of this Exhibit A, “Average ROTCE,” as it deems equitable and appropriate, to exclude the effect of, or give appropriate effect to, the following types of events or matters with respect to the Company occurring after the Grant Date: (i) economic and market factors (e.g., changes in interest rates, disruptions in capital markets) affecting the Company or its consolidated financial statements; (ii) changes in accounting standards, principles, practices or policies, including the interpretation or application thereof, or in tax or other laws, rules, or regulations; (iii) progress on risk and control work and regulatory commitments; (iv) expenses related to restructuring and remediation, and for investments related to the risk and control environment; or (v) other similar events, matters or changed circumstances.

The Committee shall make all determinations in calculating the Final Award Number of Performance Shares and the Committee’s determination shall be binding.

Dividend Equivalents. As provided in paragraph 5 of the Award Agreement, you will be entitled to receive Performance Shares with respect to dividend equivalents on the Final Award Number (or the Target Award Number, as applicable, and as may be adjusted under paragraph 4(b) or 4(g) of the Award Agreement) to determine the total number of Performance Shares that will be distributed to you upon settlement.

[Exclusion. In determining the Company’s Average Return on Tangible Common Equity and Net Operating Loss for purposes of determining the Final Award Number of Performance Shares the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or arising out of other material regulatory matters related to conduct of the Company, in each case during periods prior to your commencement of employment with the Company will be excluded.]

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Exhibit B to Performance Share Award Agreement

Cause

“Cause” means (1) the continued failure by you to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under the Company's fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Conduct (or the Code applicable to your line of business), Anti-Bribery and Corruption Policy, and Information Security Policies. For the avoidance of doubt, an event or conduct constituting Cause could take place before or after your termination of employment.

Change in Control

Notwithstanding the definition set forth in the Plan, for purposes of this Award, “Change in Control” means a change in the ownership or effective control of the Company or the Affiliate that employs you, or in the ownership of a substantial portion of the assets of the Company or the Affiliate that employs you within the meaning of Treasury Regulation Section 1.409A-3(i)(5) as determined by the Company.

Disability

You will be considered to have a “Disability” if you are (1) receiving income replacement benefits for a period of not less than three months under the Company’s or an Affiliate’s long-term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) determined by the Social Security Administration to be eligible for social security disability benefits.

[Financial Services Industry Business or Entity

“Financial Services Industry Business or Entity” means any business or entity that competes, or plans on competing, in or with any line of business of the Company, including but not limited to the below:
•Consumer banking, consumer lending, and/or commercial banking, including, but not limited to, auto finance, deposits, originating and servicing mortgages, servicing and issuing credit and debit cards, payment servicing or processing or merchant services, custody, trust, treasury and/or lending and processing services, digital banking, middle market banking, and investment services.
•Wealth services, brokerage services, asset/investment management services, alternative investments (such as real estate, hedge funds, private credit, private equity).
•Investment, financial, or economic advisory services, including but not limited to, investment banking services (such as advising on mergers or acquisitions, underwriting, dealing in, or making a market in securities).
•Insurance, providing and issuing annuities, and serving as an agent or broker for purposes of the same.

In addition, any company that provides the aforementioned services, products, or consulting in regard to such services, including banks, fintech, consulting, technology, and retail, may be considered a Financial Services Industry Business or Entity. Government and non-profit organizations are not considered Financial Services Industry Businesses or Entities.]

[Retirement

“Retirement” means:
a. termination of employment after reaching the earliest of (i) age 55 with five (5) completed years of service, [or] (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service) [or (iii) age 65, provided that such age is attained by the end of the vesting period] and

b. provided that beginning immediately after you cease to be an employee and continuing until the Determination Date you satisfy each of the following conditions: (i) you comply with the terms of the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation and Assignment of Inventions, which agreement is incorporated by reference herein, (ii) you do not express any derogatory or damaging statements about the Company or any Affiliate, the management or the board of directors of the Company or any Affiliate, the products, services or the business condition of the Company or any Affiliate in any public way or to anyone who could make those statements public, and (iii) to the fullest extent enforceable under applicable state law, you do not perform services as an officer, director, employee, consultant or otherwise for any Financial Services Industry Business or Entity (see Financial Services Industry Business or Entity definition above). This subsection (b) applies only to the extent permitted by applicable state law. For example, it does not apply to former employees living or working in California.

For purposes of this definition, you are credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

Notwithstanding the foregoing, nothing contained in this Award Agreement prohibits or restricts you (or your attorney) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the National Labor Relations Board, the Equal Employment Opportunity Commission, or any self-regulatory organization or governmental authority charged with the enforcement of any laws.]

Separation from Service

A “Separation from Service” occurs upon your death, retirement or other termination of employment or other event that qualifies as a “separation from service” under Internal Revenue Code Section 409A and the applicable regulations thereunder as in effect from time to time. The Company shall determine in each case when a Separation from Service has occurred, which determination shall be made in a manner consistent with Treasury Regulation Section 1.409A-1(h). The Company shall determine that a Separation from Service has occurred as of a certain date when the facts and circumstances indicate that the Company (or an Affiliate, if applicable) and you reasonably anticipate that, after that date, you will render no further services, or your level of bona fide services (either as an employee or independent contractor) will permanently decrease to a level that is 20% or less than the average level of your bona fide services (either as an employee or independent contractor) previously in effect for you over the immediately preceding 36-month period (or your entire period of service, if you have been providing services for less than 36 months).

The following presumptions shall also apply to all such determinations:

(1) Transfers. A Separation from Service has not occurred upon your transfer of employment from the Company to an Affiliate or vice versa, or from an Affiliate to another Affiliate.

(2) Medical leave of absence. Where you have a medical leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the earlier of: (A) the first day on which you would not be considered “disabled” under any disability policy of the Company or Affiliate under which you are then receiving a benefit; or (B) the first day on which your medical leave of absence period exceeds 29 months.

(3) Military leave of absence. Where you have a military leave of absence, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the day next following the last day on which you are entitled to reemployment rights under USERRA.

(4) Other leaves of absence. In the event that you are on a bona fide leave of absence, not otherwise described in this definition, from which you have not returned to employment with the Company or an Affiliate, your Separation from Service has occurred on the first day on which your leave of absence period exceeds six months or, if earlier, upon your termination of employment (provided that such termination of employment constitutes a Separation from Service in accordance with the last sentence of the first paragraph of this definition).

(5) Asset purchase transaction. If, in connection with the sale or other disposition of substantial assets (such as a division or substantially all assets of a trade or business) of the Company or an Affiliate to an unrelated buyer, you become an employee of the buyer or an affiliate of the buyer upon the closing of or in connection with such transaction, a Separation from Service has not occurred if the Company and the buyer have specified that such transaction will not, with respect to any individual affected by such transaction who becomes an employee of the buyer or an affiliate, be considered a “separation from service” under Treasury Regulation Section 1.409A-1(h), and such specification meets the requirements of Treasury Regulation Section 1.409A-1(h)(4).

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Exhibit C to Performance Share Award Agreement

WELLS FARGO & COMPANY
Clawback and Forfeiture Policy

This Clawback and Forfeiture Policy (the “Policy”) of Wells Fargo & Company (“Wells Fargo”) is as follows.

1. Definitions. For purposes of this Policy the following terms shall have the meanings set forth below:

1.1. “Affiliate” has the meaning set forth in the Wells Fargo & Company 2022 Long-Term Incentive Plan (the “2022 LTIP”).

1.2. “Award” means any specific award of Incentive Compensation.

1.3. “Board” means the Board of Directors of Wells Fargo.

1.4. “Cause” means (1) the continued failure by the employee to substantially perform their duties; (2) conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes the employee ineligible for coverage under the Company's fidelity bond or otherwise makes the employee ineligible for continued employment in their current role; (3) the employee’s violation of the Company’s policies including but not limited to Wells Fargo’s Code of Conduct (or the Code applicable to the employee’s line of business), Anti-Bribery and Corruption Policy, and Information Security Policies; or (4) the employee’s breach of confidentiality or restrictive covenants applicable to the employee. For the avoidance of doubt, an event or conduct constituting Cause could arise, or be discovered by the Company, before or after the employee’s termination of employment.

1.5. “Committee” means the Human Resources Committee of the Board or such other committee as designated by the Board.

1.6. “Company” means Wells Fargo, a Delaware corporation, and its Affiliates.

1.7. “Covered Employee(s) in Management” or “CEM(s)” means an employee who has been designated as a CEM by the Company based on their role, responsibilities, or activities, in each case under criteria established by the Company from time to time.

1.8. “Executive Officer” means any executive officer as designated by the Board to be subject to Section 16 of the Securities Exchange Act of 1934, as amended.

1.9. “Incentive Compensation” means all incentives, whether paid in cash or in equity that are awarded, granted, earned, vested or paid to an employee or former employee of the Company.

1.10. “Performance Conditions” has the meaning set forth in Section 2.2 of the Policy.

1.11. “Performance Share” means an award granted under the 2022 LTIP or the Wells Fargo & Company Long-Term Incentive Compensation Plan whereby the recipient may receive shares of Wells Fargo & Company common stock, their cash equivalent, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods (as defined in the applicable plan document).

2. Authority to Claw back, Cancel, or Forfeit Incentive Compensation. The Committee shall be authorized to clawback, cancel, and/or forfeit Incentive Compensation, in its sole discretion and to the extent permitted by applicable law, in the following circumstances:

2.1. Short-Term Cash-Based Incentive Compensation. The Committee may claw back all or part of short-term cash-based Incentive Compensation (“cash incentive”) previously paid to a CEM to the extent that:

a) The amount of the cash incentive was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics; or

b) The CEM engaged in willful misconduct or gross negligence that caused material financial or reputational harm to the Company.

2.2. Long-Term Incentive Compensation. The Committee may (1) claw back all or a portion of any previously vested or paid long-term Award; and/or (2) cause a forfeiture and/or cancellation (each referred to as a “Performance Adjustment”), of all or a portion of any unpaid or unvested long-term Award, if the Committee determines, in its sole discretion, that any one of the following “Performance Conditions” has occurred:

a) The employee or former employee engaged in: (1) misconduct or commits an error that, in each case, cause material financial or reputational harm to the Company or to the employee’s business group; and/or (2) for purposes of a cancellation or forfeiture (but not for clawback), any conduct that constitutes Cause;

b) The amount of the Award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics;

c) In connection with the employee or former employee’s job responsibilities, (1) failure through willful misconduct or gross negligence of the employee, including in a supervisory capacity, to identify, escalate, monitor, or manage, in a timely manner risks material to the Company or to the employee’s business group in accordance with Company policies and procedures (as applicable) or (2) the Company or the employee’s business group suffers a material failure of risk management; or

d) For purposes of the cancellation and/or forfeiture of unpaid or unvested Performance Share Awards only, a failure of the employee or former employee, based on their role and responsibility, to have achieved progress on resolving outstanding consent orders and/or other regulatory matters in accordance with commitments made by the Company.

The Committee may consider any factors it determines necessary or appropriate in determining whether any of the Performance Conditions apply and in determining whether to undertake a clawback and/or a Performance Adjustment, and, if so, the amount thereof based on the particular facts and circumstances. All determinations by the Committee will be final and binding.

In addition, the Company may terminate the employment of the employee, authorize legal action, or take such other action to enforce the employee’s (or former employee’s) obligations to the Company as the Company may deem appropriate based on the particular facts and circumstances. The Company in determining the appropriate action, may but shall not be required to consider penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Company’s power to determine the appropriate remedial action with respect to the employee or former employee is in addition to, and not in replacement of, remedies imposed by such third party entities.

3. Method of Clawback. The Committee, in its sole discretion, shall determine whether the Company shall effect a clawback (subject to applicable law) by (a) seeking repayment from an employee or former employee, (b) reducing (including to zero) the amount that would otherwise be payable to an employee or former employee under any compensation, bonus, incentive, equity or other benefit plan, agreement, policy or arrangement maintained by the Company, (c) forfeiting and/or canceling any unpaid or unvested Incentive Compensation, (d) withholding compensation that otherwise might have been paid or granted in accordance with the Company's compensation practices, plans, commitments, or decisions, or (e) any combination of the foregoing.

4. Incentive Compensation Subject to Clawback, Forfeiture, and/or Cancellation. The requirements of this Policy shall apply to (a) Incentive Compensation that has been vested and/or paid within five years before the Committee approves a clawback; and (b) all unvested and/or unpaid Incentive Compensation.

5. Delegation of Authority. Any power of the Committee under this Policy may be exercised, except with respect to Executive Officers, by a duly authorized delegate of the Committee.

6. Other Recovery Rights. Any right of recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, any employment agreement, plan or award terms, or the terms of any policy, including, but not limited to, the Company’s Mandatory Clawback Policy.

7. Interpretation.

7.1. The Committee has full authority and sole discretion to make determinations regarding the interpretation of the provisions of this Policy.

7.2. This Policy is applicable to all Incentive Compensation awarded or granted beginning January 1, 2021.

7.3. In the event of any conflict between the terms of this Policy and the terms of any Company plan, agreement, policy or arrangement under which Incentive Compensation has been granted or awarded, the terms of this Policy shall prevail.

7.4. In the event that any provision of this Policy or any part hereof is found invalid, the remainder of this Policy will be binding on the parties hereto and will be construed as if the invalid provision or part thereof had been deleted from this Policy.

7.5. This Policy shall not apply to employees categorized as Identified Staff who are subject to the EMEA Malus and Clawback Policy. “Identified Staff” means individuals who have been classified as identified staff for the purposes of the remuneration codes of the UK Financial Conduct Authority, the remuneration rules of the UK Prudential Regulation Authority, the Investment Firms Prudential Rules of the UK Financial Conduct Authority, the EU Capital Requirements Directive, the EU Alternative Investment Fund Managers Directive, the EU Undertakings for Collective Investment in Transferable Securities Directive, the EU Investment Firms Directive, or any associated directives, regulations and implementing legislation, rules or guidance, in each case as amended or replaced from time to time.

7.6. To the extent Section 409A of the Internal Revenue Code is applicable to any Award, this Policy does not authorize any offset or substitution that would not comply with such Section.

8. Amendment or Termination. The Board or the Committee shall have the right to amend or cancel this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company. Notwithstanding the authority of the Board or the Committee to amend this Policy, Wells Fargo’s Chief Human Resources Officer or the Head of Total Rewards, or such equivalent title, may amend the Policy to incorporate administrative revisions.

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Exhibit D to Performance Share Award Agreement

WELLS FARGO & COMPANY
Mandatory Clawback Policy

Effective as of October 2, 2023 (the “Effective Date”), this Mandatory Clawback Policy (the “Policy”) of Wells Fargo & Company (the “Company”), as adopted by the Committee (as hereinafter defined), is as follows.

1. Purpose.

The Wells Fargo & Company Mandatory Clawback Policy (this “Policy”) provides for the recoupment of Incentive-Based Compensation in the event of an Accounting Restatement, and is intended to comply with, and to be administered and interpreted consistent with, Listing Standard 303A.14 adopted by the New York Stock Exchange to implement Rule 10D-1 under the Securities Exchange Act of 1934, as amended (collectively, “Rule 10D-1”). Unless otherwise defined in this Policy, capitalized terms shall have the meanings set forth in Section 2 below.

2. Definitions. For purposes of this Policy, the following terms shall have the meanings set forth below:

2.1. “Accounting Restatement” means an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any accounting restatement required to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

2.2. “Board” means the Company’s Board of Directors.

2.3. “Committee” means the Human Resources Committee of the Board, except that the Board may determine to act as the Committee with respect to any portion of the Policy other than Section 4.3.

2.4. “Covered Executive” means any “officer” of the Company as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

2.5. “Financial Reporting Measure” means any measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure. The Company’s stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission.

2.6. “Incentive-Based Compensation” means any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a Financial Reporting Measure that was Received by an individual (i) on or after the Effective Date and after such individual began service as a Covered Executive, and (ii) who served as a Covered Executive at any time during the performance period for the Incentive-Based Compensation.

2.7. Incentive-Based Compensation is deemed to be “Received” in the fiscal period during which the relevant Financial Reporting Measure is attained, regardless of when the compensation is actually awarded or paid.

2.8. “Recovery Period” means the three completed fiscal years immediately preceding the date that the Company is required to prepare the applicable Accounting Restatement and any “transition period” as described under Rule 10D-1. For purposes of this Policy, the date that the Company is required to prepare the applicable Accounting Restatement is the earlier to occur of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.

3. Recoupment of Incentive-Based Compensation

In the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Incentive-Based Compensation Received during the Recovery Period that exceeds the amount that otherwise would have been Received had it been determined based on the restated amounts.

4. Policy Administration

4.1. This Policy shall be administered by the Committee, which is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration thereof.

4.2. If the Committee determines the amount of Incentive-Based Compensation Received during a Recovery Period exceeds the amount that would have been Received if determined or calculated based on the Company’s restated amounts, the excess amount shall be subject to recoupment by the Company pursuant to this Policy. For Incentive-Based Compensation based on stock price or total shareholder return (“TSR”), the Committee will determine the amount based on a reasonable estimate of the effect of the Accounting Restatement on the relevant stock price or TSR. In all cases, the calculation of the amount to be recovered will be determined without regard to any taxes paid.

4.3. The Company is authorized to take appropriate steps to implement this Policy and may affect recovery hereunder by: (i) requiring payment to the Company, (ii) set-off, (iii) reducing compensation, or (iv) such other means or combination of means as the

Committee determines to be appropriate. The Company need not recover the excess amount of Incentive-Based Compensation if and to the extent that the Committee determines that such recovery is impracticable and not required under Rule 10D-1, including if the Committee determines that: (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered after making a reasonable attempt to recover, (ii) recovery would violate home country law adopted prior to November 28, 2022, after obtaining the opinion of home country counsel, or (iii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
4.4. Any determinations made by the Committee under this Policy shall be final and binding on all affected individuals and need not be uniform among affected individuals.
5. Other Recovery Rights; Company Claims

Any right of recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, any employment agreement, plan or award terms, or the terms of any policy, including, but not limited to, the Company’s Clawback and Forfeiture Policy and the Company’s Malus and Clawback Policy for Identified Staff Team Members. Nothing contained in this Policy and no recovery hereunder shall limit the Company’s right to dismiss any individual or limit any claims, damages, or other legal remedies the Company may have against an individual arising out of or resulting from any actions or omissions by such individual.

6. Reporting and Disclosure

The Company intends to file all disclosures with respect to this Policy in accordance with the requirements of federal securities laws.

7. Indemnification Prohibition
Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement that may be interpreted to the contrary, the Company shall not indemnify any individual with respect to amount(s) recovered under this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by such individual to fund potential clawback obligations hereunder.

8. Amendment; Termination
The Committee may amend or terminate this Policy from time to time in its discretion as it deems appropriate; provided, however, that no amendment or termination of this Policy shall be effective to the extent it would cause the Company to violate any federal securities laws, Securities and Exchange Commission rule or the rules of any national securities exchange or association on which the Company’s securities are listed.
9. Successors

This Policy shall be binding and enforceable against all individuals who are or were Covered Executives and their beneficiaries, heirs, executors, administrators, or other legal representatives.

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

Exhibit E to Performance Share Award Agreement

Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, Notice Period, and Assignment of Inventions (“TSA”)

In consideration for my employment with a Wells Fargo Company and/or any of its past, present, and future parent companies, subsidiaries, predecessors, successors, affiliates, and acquisitions (collectively “the Company”), I agree as follows:

I acknowledge that the nature of my employment with the Company permits me to have access to certain of its Confidential Information (as defined below). I understand that such Confidential Information is, and always will be, and shall always remain, the sole and exclusive property of the Company. Any unauthorized acquisition, disclosure, or use of this information would be wrongful and would cause the Company irreparable harm. I also acknowledge that if in the course of my employment I develop Inventions (as defined below), I agree to assign these Inventions to the Company. I agree that the property rights of such Inventions belong to the Company and agree to assist, as necessary, with the assignment of these Inventions to the Company.

I. Trade Secrets and Confidential Information
During the course of my employment I will have access to and learn about confidential, trade secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to the Company and its businesses (collectively, "Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, agreements, transactions, potential transactions, negotiations, know-how, computer software, applications, operating systems, web design, work-in-process, databases, manuals, records, articles, systems, supplier information, vendor information, financial information, results, accounting information, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, personnel information, developments, reports, internal controls, security procedures, market studies, algorithms, product plans, ideas, inventions, unpublished patent applications, original works of authorship, discoveries, experimental information, specifications, customer information, consumer information, client information, manufacturing information, factory lists, distributor lists, and/or buyer lists of the Company or its businesses or of any other person or entity that has entrusted information to the Company in confidence.

Confidential Information shall further include “Trade Secrets” of the Company. “Trade Secret” means all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if: (1) the owner has taken reasonable measures to keep such information secret; and (2) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from its disclosure or use. The foregoing does not limit the definition of trade secret under any applicable state or federal law, with the broader definition taking precedence.

I further understand and acknowledge that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company. I understand that the above list is not exhaustive.

II. Disclosure and Use Restrictions
I understand that my obligation to maintain the confidentiality of all Confidential Information continues at all times during and after my employment. Confidential Information does not become any less confidential or proprietary to the Company because I may commit some of the Confidential Information to memory or because I may otherwise maintain the Confidential Information outside of the Company’s offices. I acknowledge that such Confidential Information, including but not limited to Trade Secrets, is utilized by the Company throughout the entire United States and in other locations in which it conducts business.

I agree that any Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge, use, disclose, or make available this information except for such purpose. Accordingly, I have not, and will not, divulge, use, disclose, or make available Confidential Information, in whole or in part, to anyone (including other Company employees) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company.

Notwithstanding the above, I understand that nothing in this Agreement (or in any other agreement with, or policy or plan of, the Company) shall be construed to restrict or prevent me from: (i) disclosing Confidential Information to the extent required by applicable law, regulation, or valid order of a court of competent jurisdiction; or (ii) communicating with, making a report to or filing a charge or complaint with any administrative, regulatory or self-regulatory federal, state or local agency or from participating in an on-going investigation with such agency, including providing documents, information, or testimony, without providing notice to the Company; or (iii) discussing the terms and conditions of my employment with coworkers or union representatives in exercise of my rights under section 7 of the National Labor Relations Act if such rights apply given my role(s) with the Company. If I am required to disclose information pursuant to a valid court order, I agree to promptly provide written notice of any such order to an authorized officer of the Company within 48 hours of receiving such order.

III. Notice Period
I understand and agree that in order to ensure a smooth transition of business and customer relationships, if I am in a job title and/or job description set forth in the Appendix below and decide to either resign or retire, I agree to provide the Company with advance written notice, as specified below, before effectuating my resignation or retirement from the Company. I understand the required timing of such advance written notice is set forth in the Appendix below, corresponding to job title and/or job description, with the number of days between a notice of resignation or retirement and the effective date of such resignation or retirement constituting the length of my required notice period (a “Notice Period”).

I understand this provision shall apply, to the fullest extent enforceable under applicable law, unless a longer notice period is applicable to me pursuant to a Company policy or an agreement between me and the Company, in which case the longer notice period shall apply. I hereby acknowledge and agree that during the applicable Notice Period, I will continue to be an employee of the Company and will be required to assist in the transition of my work-related responsibilities; provided, however, that the Company may instruct me not to report to work during my Notice Period and may, in its sole discretion, restrict my access to Company systems, shorten the duration of my Notice Period, or waive my Notice Period. I further understand that the Company may, during my Notice Period, limit or prohibit my contact or dealing with (or attempting to contact or deal with) any officers, employees (except to the extent that such limitation would conflict with applicable rights, if any, under Section 7 of the National Labor Relations Act), consultants, clients, customers, suppliers, agents, distributors, shareholders, advisers, or other business contacts of the Company. During any applicable notice period (or as shortened by the Company, if applicable), I will continue to receive my base salary.

IV. Non-Solicitation of the Company’s Customers and Employees
I understand and agree that the Company’s relationships with its employees and customers are some of its most valuable assets and critical to its present and future success. I acknowledge that these relationships are established and maintained at great expense and investment and constitute a protectable interest of the Company. I further understand and agree that through my employment at the Company, I will have unique exposure to and personal contact directly with the Company’s customers.

I therefore agree that during my employment and for a period of one (1) year immediately following the termination of my employment for any reason (including, but not limited to, a termination as a result of resignation), and to the extent permitted by applicable law, I will not do any of the following either directly or through associates, agents, or employees without prior written approval from the Company’s Chief Human Resources Officer:

a. Solicit, recruit, or promote the solicitation or recruitment of any employee or consultant of the Company for the purpose of encouraging that employee or consultant to leave the Company’s employ or sever an agreement for services; or

b. Solicit, participate in, or promote the solicitation of any of the Company's actual or prospective client or customers with whom I had Material Contact and/or regarding whom I received Confidential Information for the purpose of providing products or services that are (i) in competition with the Company's products or services ("Competitive Products/Services") and (ii) the same or similar to products or services I provided on behalf of the Company at any time during the last (1) year of my employment with the Company. "Material Contact" means direct interaction between either me and/or an employee I managed and an actual or prospective client or customer occurring within one (1) year prior to my last day as a Wells Fargo employee that takes place to create, manage, service, or further the business relationship between that prospective client/customer and the Company.

These time period limitations are not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond these periods and is not intended to limit the restrictions described in Sections I and II of this Agreement. In the event that the Notice Period requirements in Section III above apply, I acknowledge and agree that termination of my employment will occur at the end of the Notice Period. I further understand that I am encouraged to consult with counsel regarding this Agreement.

V. Return of Company Property
If I resign or am terminated from my employment for any reason, I agree to immediately (a) return to the Company all Company property, including keys, access cards, security devices, network access devices, computers, smartphones, equipment, manuals, reports, files, compilations, work product, email messages, recordings, disks, thumb drives, or other removable information storage devices, hard drives, and data and all the Company’s documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information and (b) permanently delete all electronic versions of such documents and materials that remain in my possession or control on any non-Company devices, networks or storage locations. I understand that this obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. I further understand that I am obligated upon request to provide any passwords to Company property.

VI. Compliance with Other Agreements
I certify that, to the extent applicable to me, I have complied and will continue to comply with any other policies or agreements covering trade secrets, inventions, confidential information, or solicitation from any former employer. I further certify that, to the best of my information and belief, I am not a party to any other agreement that either does or will interfere with my full compliance with this Agreement, including any agreement I have entered into with any other employer, entity, or person relating to the non-disclosure of information. I further certify that I have disclosed any such agreements to the Company for review. I also certify that I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any written or oral agreement that conflicts with any provision of this Agreement.

VII. Assignment of Inventions
I agree to and do hereby assign to the Company all inventions, discoveries, designs, formulas, modifications, improvements, new ideas, business methods, processes, algorithms, software programs, know-how or trade secrets, or other works or concepts, and all intellectual property rights therein, whether recorded in a written document, electronically, or not recorded at all, and whether or not protectable and/or elected by the Company to be protected as intellectual property that I make, conceive, develop, reduce to practice, or author (alone or in conjunction with others) during my employment with the Company that (1) relate to the Company’s business, or to actual or demonstrably anticipated research or development of the Company or (2) involve the use of any time, material, information, or facility of the Company (“Inventions”). I will also promptly disclose in writing complete information regarding each Invention to the Company. I further agree that all Inventions shall be deemed part of the Confidential Information.

I agree that all copyrightable Inventions shall be deemed “works made for hire” under the United States Copyright Act, provided that in the event and to the extent such Inventions are determined not to constitute “works made for hire,” I hereby irrevocably assign and transfer to the Company all rights, title, and interest in such Inventions. To the extent this Agreement does not assign moral rights in any such Inventions, I hereby irrevocably waive such moral rights and agree not to enforce such moral rights against the Company.

I hereby acknowledge having received notification that this Section VII does not obligate me to assign to the Company any rights in inventions that I developed entirely on my own time and without using the Company’s equipment, supplies, facilities, or trade secret information unless those inventions either (i) relate at the time the invention was made to the Company’s business or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company. If I claim ownership of any such rights, I have identified and provided a non- confidential description thereof in the space provided below (and on additional pages as necessary):

______________________________________________________________________________________________________________

I agree to give the Company, without charge and at the Company’s expense, both during and after my employment, all assistance it reasonably requires to evidence, establish, maintain, perfect, protect, and use the rights to the Inventions. Notwithstanding the foregoing, I hereby irrevocably appoint Wells Fargo as attorney-in-fact (coupled with an interest) to execute any such documents on my behalf. I further agree that I shall not be entitled to any additional compensation with respect to any and all Inventions.

VII. Defend Trade Secrets Act Immunity Notice
I understand that nothing in this Agreement is intended to discourage or restrict me from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (a) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (b) under seal in a complaint or other document filed in a lawsuit or other proceeding. An individual who files a lawsuit for alleged retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in a court proceeding; provided, however, the individual must file any document containing the trade secret under seal, and they may not otherwise disclose the trade secret except pursuant to court order.

I understand that I should immediately report any suspected or actual misappropriation or improper use or disclosure of Confidential Information and/or Trade Secrets, pursuant to the Company’s Code Conduct. I understand this Agreement does not limit, curtail, or diminish the Company’s rights under the DTSA or other applicable state or federal law.

IX. Employment At Will
I understand that nothing in this Agreement alters my obligation to comply with the policies, procedures, and rules of the Company or alters the “at will” status of my employment with the Company, meaning that I, subject to the obligations set forth in Section III, or the Company can terminate the employment relationship at any time, with or without cause or notice.

X. Injunctive Relief and Damages
Recognizing the irreparable nature of the injury that my violation of this Agreement would cause, and that money damages would be inadequate compensation to the Company, I agree that any violation or threatened violation of this Agreement by me should be the proper subject for immediate injunctive relief, specific performance, and other equitable relief to the Company. Such relief, however, shall be cumulative and non-exclusive and, therefore, shall be in addition to any other right or remedy to which the Company may be entitled. To the extent they apply to me, I further agree to communicate the contents of this section, the notice period section (if applicable) and the non-solicitation and non- disclosure sections of this Agreement to any prospective employer.

XI. Severability and Judicial Modification
If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision(s) shall be modified only to the extent necessary to render such provision(s) valid and enforceable to the fullest extent permitted by law. If an invalid or unenforceable provision cannot be modified, that provision shall be severed from the Agreement and all other provisions shall remain valid and enforceable.

XII. Choice Of Law/Integration/Survival
This Agreement and any dispute, controversy, or claim which arises under or relates in any way to it shall be governed by the law of the state where I worked during my employment with the Company (and if I worked in more than one state, it shall be governed by the law of the state in which I worked immediately following my execution of this Agreement). This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein and is intended to be a final expression of our Agreement with respect only to the terms contained herein; provided, however, that the employee and customer non-solicitation provisions herein are in addition to, and not in lieu of, any such provisions contained in any prior agreements (except that to the extent other agreements contain such non-solicitation provisions, they shall run concurrently with those described herein). There may be no modification of this Agreement except in writing signed by me and an officer of the Company at the level of executive vice president or more senior. This Agreement shall survive my employment by the Company, inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.

APPENDIX

The required timing of advance written notice addressed in Section III above is set forth in this Appendix, corresponding to job title and/or job description, with the number of days between a notice of a resignation or retirement and the effective date of such resignation or retirement constituting the length of the required Notice Period.

Business Division	Applicable Job Titles and/or Job Descriptions	Length of Required Advanced Written Notice
Any business division of Wells Fargo & Company or its Affiliates	•Senior Executive Vice Presiden •Executive Vice Presiden •Direct report of an Operating Committee member, excluding non-executive	90 days
Corporate & Investment Banking (CIB)	Managing Director	90 days
	Executive Director	60 days
	Vice President	30 days
Commercial Banking	Managing Director	90 days
	Executive Director	60 days
Global Treasury Management	Managing Director	90 days
	Executive Director	60 days

Exhibit 10(a)

Form of Restricted Share Rights Award Agreement for Grants on or after January 28, 2025

Brackets identify provisions that may vary depending on the particular grant, grant recipient and/or other relevant factors.

WELLS FARGO & COMPANY
2022 LONG-TERM INCENTIVE PLAN
RESTRICTED SHARE RIGHTS AWARD AGREEMENT

Grant Date: [applicable date]

1.    Award. To encourage your continued employment with the Company or any Affiliate and to motivate you to help the Company increase shareholder value over the long term, Wells Fargo & Company (the “Company”) has awarded you the number of Restricted Share Rights as set forth on the acknowledgement screen for your grant on this website (the “Award”). Each Restricted Share Right entitles you to receive one share of Wells Fargo & Company common stock ("Common Stock") contingent upon vesting and subject to the other terms and conditions set forth in the Company’s 2022 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”) and this Award Agreement.
2.    Vesting. Except as otherwise provided in this Award Agreement, and subject to the Company’s right to recoup or forfeit all or any portion of this Award and other conditions as provided in this Award Agreement, the Restricted Share Rights will vest according to the vesting schedule set forth in the “Award Details” portion of the notice of grant of the Award (the “Grant Notice”) provided to you via the web portal of the third-party service provider assisting the Company with the administration of the Plan, which Grant Notice is incorporated herein by reference.

Shares of Common Stock in settlement of the Restricted Share Rights will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. Although you may receive dividend equivalents as provided below, you will have no rights as a stockholder of the Company with respect to your Restricted Share Rights until settlement. Upon the vesting dates set forth above, but in any case no later than December 31 of the taxable year in which the applicable vesting date occurs (for each such date, the “Settlement Period”), each Restricted Share Right will be settled and distributed as one share of Common Stock, subject to the Clawback Policy and the other terms of paragraph 3 and the restrictions in paragraphs 8 and 9 below. Notwithstanding the foregoing, in the event that the Company determines that a Performance Condition (as defined in the Clawback Policy) or other clawback event under paragraph 3 below has occurred prior to settlement of your Restricted Share Rights, your Restricted Share Rights are subject to forfeiture. You acknowledge that your transactions in any shares of Common Stock you may acquire pursuant to this Award are subject to your compliance with the Company’s Personal Trading Policy, including with respect to certain blackout trading restrictions and preclearance requirements, to the extent applicable to you.

3.    Clawback Policy. The Award is fully conditioned on and subject to the Performance Conditions (as defined in the Clawback Policy) to vesting and the other clawback, forfeiture and cancellation provisions described in the Wells Fargo & Company Clawback and Forfeiture Policy attached hereto as Exhibit B, as it may be amended from time to time (the “Clawback Policy”). If you are an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Award may also be impacted by application of the Wells Fargo & Company Mandatory Clawback Policy. The Award is also subject to any other applicable reduction, recoupment, “malus” or “clawback” policies, practices or provisions of the Company and its Affiliates, as in effect from time to time, and any applicable reduction, recoupment, malus or clawback requirements imposed under laws, rules and regulations.

In the event that you are subject to additional award payout criteria under the Wells Fargo Bonus Plan or a line-of-business incentive plan, then the Award is also fully conditioned on and subject to your risk performance, as described in such plan and determined by the Plan Administrator of such plan or his or her delegate (the “Plan Administrator”). The Plan Administrator may cancel all or any unpaid portion of the Award for negative risk or compliance outcomes at the individual level based on consideration of actual losses (as specified in the given plan), compliance, or risk infractions that occurred during any year this Award or a portion thereof is outstanding.

4.    Termination.
(a)    The definitions of the terms “Separation from Service”, “Disability”, “Change in Control”, [and] “Cause” [and “Retirement”] are set forth on Exhibit A to this Award Agreement, which definitions are incorporated by reference herein [and the definition of “Retirement” is set forth in paragraph 4(d)]. [Paragraphs 4(c) and (e) below are not applicable to you if your employment terminated prior to the Grant Date of the Award.]
(b)    In the event of your death, any unvested Restricted Share Rights awarded hereby (including any Restricted Share Rights granted with respect to dividend equivalents as provided below) will immediately vest upon your date of death and will be settled and distributed to your Beneficiary in shares of Common Stock between the date of your death and December 31 of the year following the year in which you die. Notwithstanding the foregoing, if by the last date set forth herein your Beneficiary has not presented evidence deemed satisfactory by the Company to allow transfer of the shares of Common Stock to the Beneficiary under applicable laws, the Company may treat all Restricted Share Rights as forfeited, in which case the Company shall have no obligation to issue shares of Common Stock, benefits or anything else in lieu of such shares to your Beneficiary and shall have no liability therefor.
(c)    If the Affiliate that employs you incurs a Change in Control and you continue employment with the surviving or purchasing corporation or other entity (or ultimate parent thereof), as the case may be, immediately after the Change in Control, or if you experience an involuntary Separation from Service as a result of one of the following:
(1)    application of the Company’s Extended Absence Policy to you in connection with a Disability,
(2)     your termination of employment by the Company or an Affiliate without Cause, resulting in your receipt of severance pay in addition to any severance pay that may be mandated by applicable law, or
(3)    the Company or Affiliate that employs you entering into a corporate transaction with another company (the “purchaser”) and pursuant to the terms of the transaction you are continuing in employment with the purchaser after completion of the corporate transaction, then any unvested Restricted Share Rights awarded hereby (including any Restricted Share Rights granted with respect to dividend equivalents as provided below) will continue to vest and be settled pursuant to the schedule set forth in the Grant Notice and within the respective Settlement Period set forth in paragraph 2 above, subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below. Notwithstanding the foregoing, if you die following an event described in this paragraph 4(c), any unvested Restricted Share Rights will vest in accordance with paragraph 4(b).
(d)    If you experience a Separation from Service for a reason other than those addressed above, without Cause, and you satisfy the definition of Retirement either on your Separation from Service date or following your Separation from Service at the end of an approved leave of absence not to exceed six months, [or if you experienced such a Separation from Service prior to the Grant Date of this Award,] then provided that you continue to satisfy the definition of Retirement through each applicable Award settlement date, then provided that you continue to satisfy the definition of Retirement through each applicable Award settlement date and that you complete any attestation to that effect as may be required by the Company, any unvested Restricted Share Rights awarded hereby (including any Restricted Share Rights granted with respect to dividend equivalents as provided below) will continue to vest and be settled pursuant to the schedule set forth in the Grant Notice and within the respective Settlement Period set forth in paragraph 2 above, subject to the Clawback Policy and the other terms of paragraph 3 above and the restrictions in paragraphs 8 and 9 below [provided that beginning immediately after you cease to be an Employee and continuing until the last vesting date upon which all Restricted Share Rights granted hereunder shall become vested, to the fullest extent enforceable under applicable state law, you do not perform services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or any Affiliate for which you performed your responsibilities while you were employed by the Company or any Affiliate (including predecessors thereof) and which does business in any location in the geographic footprint of the Company or any Affiliate for which you performed your responsibilities (the “vesting condition”)]. [For purposes of this Award, the term “Retirement” is defined as termination of employment after reaching (i) age 55 with five completed years of service or (ii) such more favorable treatment as may apply based on the practices of the Company in effect from time to time]. [Any attestation request to verify you have continued to satisfy the definition of Retirement will be sent to your last provided contact information. You are responsible for providing up-to-date contact information to the Company and you can do so by calling Employee Care at 1-877-HRWELLS (1-877-479-3557). Failure to complete an attestation by the applicable deadline will result in immediate and irrevocable forfeiture of all unvested Restricted share Rights.] Notwithstanding the foregoing, if you die following Retirement, any unvested Restricted Share Rights will vest in accordance with paragraph 4(b), provided that you satisfied the definition of [Retirement][Retirement’s vesting condition] immediately prior to your date of death. If at any point you no longer satisfy the definition of [Retirement][Retirement’s vesting condition], all unvested Restricted Share Rights shall be immediately and irrevocably forfeited.

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(e)    If your employment terminates other than for a reason described in paragraphs 4(b), (c) or (d) above, any unvested Restricted Share Rights awarded hereby (including any Restricted Share Rights granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

5.    Dividend Equivalents. During the period beginning on the Grant Date and ending on the date the applicable Restricted Share Rights vest and are distributed, or are forfeited, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Restricted Share Rights based on the amount or number of shares that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to such additional Restricted Share Rights, to be granted in the same manner. Restricted Share Rights granted with respect to dividend equivalents will be subject to the same vesting schedule and other terms and conditions as the underlying Restricted Share Rights, including the Company’s right of recoupment or forfeiture, and will be distributed in shares of Common Stock when, and if, the underlying Restricted Share Rights are settled and distributed.
6.    Tax Withholding. Regardless of any action the Company or an Affiliate which is [or was] your employer (the “Employer”) takes with respect to any or all income tax, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer to be an appropriate charge to you even if technically due by the Company or the Employer (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount (if any) withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or settlement of the Restricted Share Rights, the issuance of shares of Common Stock upon settlement of the Restricted Share Rights, the subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for such Tax-Related Items or to achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or an Affiliate, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion and pursuant to such procedures as the Company may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from any wages or other cash compensation paid to you by the Company and/or the Employer; (2) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting and settlement of the Restricted Share Rights either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (3) withholding in shares of Common Stock to be issued upon vesting and settlement of the Restricted Share Rights. Notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Common Stock upon the relevant tax withholding event, including with respect to any Tax-Related Items required to be withheld prior to the vesting dates set forth in the Grant Notice. Only if withholding in shares of Common Stock is prevented by applicable law or has materially adverse accounting or tax consequences, may the withholding obligation for Tax-Related Items for individuals subject to Section 16(b) of the Exchange Act be satisfied by one or a combination of methods (1) and (2) above. In the event that you forfeit all or a portion of the Award for any reason, you will not be reimbursed for the amount withheld in connection with any Tax-Related Items that were required to be withheld prior to the date of such forfeiture of the Award or portion thereof.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. In the event that the Company over-withholds for Tax-Related Items, you may receive a refund of the over-withheld amount. But you will have no entitlement to compensation for any loss of appreciation in the stock price relative to the over-withheld amount. If not refunded, you may be able to seek a refund from the applicable local tax authorities. In the event of under-withholoding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority. Anything to the contrary in this paragraph 6 notwithstanding, the Company’s or the Employer’s right to withhold any amounts payable pursuant to this Award to cover Tax-Related Items for any portion of the Award that is considered deferred compensation
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subject to Section 409A (as defined in paragraph 11 below) shall be limited to the minimum amount permitted to avoid a prohibited acceleration under Section 409A. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Share Rights, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares, or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
7.    Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.
8.    Other Restrictions; Amendment. The grant of the Award and issuance of Common Stock hereunder is subject to compliance by the Company, its Affiliates and you with all legal and regulatory requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, orders issued under 12 U.S.C. § 1818(b) (together with any agreements related thereto, “orders”) and tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. For the avoidance of doubt, regulatory approval under Part 359 or any orders to which the Company is a party may be required for the issuance of Common Stock hereunder in certain circumstances, and the Company cannot provide any assurance that it will be able to request such approval in accordance with the requirements of Part 359 or any applicable order or that any requested approval will be received. Subject to paragraphs 11 and 12 below, the Committee or its delegate may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee or its delegate deems it necessary or advisable to comply with, or to promote or facilitate compliance with, applicable laws, rules and regulations or as required under any procedures or policies implemented by the Company in furtherance of such legal or regulatory compliance.
9.    Restrictive Covenants. In consideration of the terms of this Award and your access to confidential information, you agree to the restrictive covenants and associated remedies as set forth in the Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, and Assignment of Inventions (the “TSA”), which is attached hereto as Exhibit C and is hereby incorporated by reference. Nothing in this Award Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault, wage and hour violations, or any other conduct that you have reason to believe is unlawful or that is recognized as against a clear mandate of public policy. Moreover, this Award Agreement does not, in any way, restrict or impede you, if you are a non-manager, from exercising protected rights to the extent such rights cannot be waived by agreement or exercising any rights under Section 7 of the National Labor Relations Act including the right to communicate with current and former co-workers and/or third parties about terms and conditions of employment or labor disputes.Likewise, this Award Agreement is not in any way intended to prohibit or in any manner restrict you or your attorney from initiating communications with, making a report to or filing a charge or complaint with, or participating in an investigation by a regulatory agency or governing body (including providing documents, information, or testimony without providing notice to the Company) such as the Equal Employment Opportunity Commission, the Financial Industry Regulatory Authority, the Securities and Exchange Commission, or the National Labor Relations Board, nor does it prohibit you from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency

If you breach any of the terms of the TSA, all unvested Restricted Share Rights shall be immediately and irrevocably forfeited. For any Restricted Share Rights that vested within one (1) year prior to the termination of your employment with the Company or an Affiliate or at any time after your termination, you may be required to repay or otherwise reimburse the Company or the Affiliate that employed you an amount having a value equal to the aggregate fair market value (determined as of the date of vesting) of such vested shares. This paragraph does not constitute the Company’s exclusive remedy for violation of your restrictive covenant obligations, and the Company and/or the Affiliate that employed you may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.
10.    No Employment Agreement. If you are an employee of the Company or an Affiliate, neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Agreement or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate. You understand that your employment with the Company or any Affiliate is “at will” and nothing in this
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document changes, alters or modifies your “at will” status or your obligation to comply with all policies, procedures and rules of the Company, as they may be adopted or amended from time to time.

11.    Section 409A. This Award is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations or other binding guidance thereunder (“Section 409A”). Accordingly, all provisions included in this Award Agreement, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan or this Award Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. The Company will have no liability to you or to any other party if the Award or payment of the Award that is intended to be compliant with Section 409A is not so compliant or for any action taken by the Committee with respect thereto. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, it will not be a violation of the Plan or this Award Agreement, and you will have no right to damages, if the Restricted Share Rights are settled during any period permitted by Section 409A.
12.    Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service for any reason, the Company determines that you are a “Specified Employee” for purposes of Section 409A and in accordance with guidelines established by the Company from time to time, your Restricted Share Rights, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such Separation from Service, or, if earlier, upon your death.
13.    Stock Ownership Policy. If you are an Executive Officer of the Company or a member of its Operating Committee, as a condition to receiving this Award, you agree that you are subject to the Company’s stock ownership policy, as may be amended from time to time, and that as a result, you may be required to hold, including after your retirement, all or a portion of any shares of Common Stock issued to you pursuant to this Award in order to achieve compliance with such stock ownership policy.
14.    Severability and Judicial Modification. If any provision of this Award Agreement is held to be invalid or unenforceable under pertinent state law or otherwise or the Company elects not to enforce any such provision, including but not limited to Section IV(b) of the TSA, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law.  If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from this Award Agreement and all other provisions shall remain valid and enforceable.
15.    Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement or on Exhibit A hereto are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.
16.    Applicable Law. This Award Agreement and the award of Restricted Share Rights evidenced hereby will be governed by, and construed in accordance with the laws of the state of Delaware (without regard to its choice-of-law provisions), except to the extent Federal law would apply.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    Electronic Delivery and Acceptance. The Company is electronically delivering documents related to current or future participation in the Plan and is requesting your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the current plan administrator’s on-line system, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.
19.    Entire Agreement. The Plan is incorporated herein by reference.  The Plan and this Award Agreement (including Exhibit A, Exhibit B and Exhibit C attached hereto) constitute the entire agreement of the parties with respect to the Award and supersede in their entirety all prior proposals, undertakings and agreements, written or oral, and all other communications between you and the Company with respect to the Award.
[Signature page follows]

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IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Award Agreement to be executed on its behalf by its duly-authorized officer effective as of the Grant Date.

WELLS FARGO & COMPANY
By:_Louise Bushby____________________________
Its:_Global Head of Total Rewards________________

PLEASE NOTE: Receipt of this Award is subject to your electronic signature on the current plan administrator’s website acknowledging and accepting all the terms and conditions of this Award Agreement and the Plan, including the exhibits to this Award Agreement. You must accept the terms and conditions of this Award Agreement on or before [____________], 202_. Failure to do so within this time period may result in forfeiture of this Award in accordance with administrative procedures adopted under the Plan.

By clicking the “Accept” button below, (i) you agree that this is your electronic signature expressly acknowledging that you agree to accept the Award subject to the terms and conditions of this Award Agreement and the Plan, including but not limited to the Clawback Policy and the other terms of paragraph 3, the restrictions described in paragraph 8 and the restrictive covenants described in paragraph 9 of the Award Agreement and in the TSA; and (ii) you acknowledge that the Company has not provided you with any legal advice. You have the right to consult with, and should consult with, your personal legal advisor prior to accepting this Award Agreement.

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Exhibit A
Certain Definitions

Cause
“Cause” means (1) the continued failure by you to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under the Company's fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Conduct (or the Code applicable to your line of business), Anti-Bribery and Corruption Policy, and Information Security Policies. For the avoidance of doubt, an event or conduct constituting Cause could take place before or after your termination of employment.
Change in Control
“Change in Control” means a change in the ownership or effective control of the Company or the Affiliate that employs you, or in the ownership of a substantial portion of the assets of the Company or the Affiliate that employs you within the meaning of Treasury Regulation Section 1.409A-3(i)(5) as determined by the Company.
Disability
You will be considered to have a “Disability” if you are (1) receiving income replacement benefits for a period of not less than three months under the Company’s or an Affiliate’s long-term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) determined by the Social Security Administration to be eligible for social security disability benefits.
[Financial Services Industry Business or Entity
“Financial Services Industry Business or Entity” means any business or entity that competes, or plans on competing, in or with any line of business of the Company, including but not limited to the below:
•Consumer banking, consumer lending, and/or commercial banking, including, but not limited to, auto finance, deposits, originating and servicing mortgages, servicing and issuing credit and debit cards, payment servicing or processing or merchant services, custody, trust, treasury and/or lending and processing services, digital banking, middle market banking, and investment services.
•Wealth services, brokerage services, asset/investment management services, alternative investments (such as real estate, hedge funds, private credit, private equity).
•Investment, financial, or economic advisory services, including but not limited to, investment banking services (such as advising on mergers or acquisitions, underwriting, dealing in, or making a market in securities).
•Insurance, providing and issuing annuities, and serving as an agent or broker for purposes of the same.

In addition, any company that provides the aforementioned services, products, or consulting in regard to such services, including banks, fintech, consulting, technology, and retail, may be considered a Financial Services Industry Business or Entity.  Government and non-profit organizations are not considered Financial Services Industry Businesses or Entities.]

[Retirement

“Retirement” means:
(a)    termination of employment after reaching the earliest of (i) age 55 with five (5) completed years of service, [or] (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service) [or (iii) age 65, provided that such age is attained by the end of the vesting period]; and
(b)    provided that beginning immediately after you cease to be an employee and continuing until the last vesting date upon which all Restricted Share Rights granted hereunder shall become vested, to the fullest extent enforceable under applicable state law, you do not perform services as an officer, director, employee, consultant or otherwise for any Financial Services Industry Business or Entity (see Financial Services Industry Business or Entity definition above). This subsection (b) applies only to the extent permitted by applicable state law. For example, it does not apply to former employees living or working in California.

For purposes of this definition, you are credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.]

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Separation from Service

Your “Separation from Service” occurs upon your death, retirement or other termination of employment or other event that qualifies as a “separation from service” under Internal Revenue Code Section 409A and the applicable regulations thereunder as in effect from time to time. The Company shall determine in each case when your Separation from Service has occurred, which determination shall be made in a manner consistent with Treasury Regulation Section 1.409A-1(h). The Company shall determine that a Separation from Service has occurred as of a certain date when the facts and circumstances indicate that the Company (or an Affiliate, if applicable) and you reasonably anticipate that, after that date, you will render no further services, or your level of bona fide services (either as an employee or independent contractor) will permanently decrease to a level that is 20% or less than the average level of your bona fide services (either as an employee or independent contractor) previously in effect for you over the immediately preceding 36-month period (or your entire period of service, if you have been providing services for less than 36 months).

The following presumptions shall also apply to all such determinations:

(1)    Transfers. A Separation from Service has not occurred upon your transfer of employment from the Company to an Affiliate or vice versa, or from an Affiliate to another Affiliate.

(2)    Medical leave of absence. Where you have a medical leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the earlier of: (A) the first day on which you would not be considered “disabled” under any disability policy of the Company or Affiliate under which you are then receiving a benefit; or (B) the first day on which your medical leave of absence period exceeds 29 months.

(3)    Military leave of absence. Where you have a military leave of absence, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the day next following the last day on which you are entitled to reemployment rights under USERRA.

(4)    Other leaves of absence. In the event that you are on a bona fide leave of absence, not otherwise described in this definition, from which you have not returned to employment with the Company or an Affiliate, your Separation from Service has occurred on the first day on which your leave of absence period exceeds six months or, if earlier, upon your termination of employment (provided that such termination of employment constitutes a Separation from Service in accordance with the last sentence of the first paragraph of this definition).

(5)    Asset purchase transaction. If, in connection with the sale or other disposition of substantial assets (such as a division or substantially all assets of a trade or business) of the Company or an Affiliate to an unrelated buyer, you become an employee of the buyer or an affiliate of the buyer upon the closing of or in connection with such transaction, a Separation from Service has not occurred if the Company and the buyer have specified that such transaction will not, with respect to any individual affected by such transaction who becomes an employee of the buyer or an affiliate, be considered a “separation from service” under Treasury Regulation Section 1.409A-1(h), and such specification meets the requirements of Treasury Regulation Section 1.409A-1(h)(4).

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Exhibit B
WELLS FARGO & COMPANY
Clawback and Forfeiture Policy

This Clawback and Forfeiture Policy (the “Policy”) of Wells Fargo & Company (“Wells Fargo”) is as follows.

1.    Definitions. For purposes of this Policy the following terms shall have the meanings set forth below:

1.1.    “Affiliate” has the meaning set forth in the Wells Fargo & Company 2022 Long-Term Incentive Plan (the “2022 LTIP”).

1.2.    “Award” means any specific award of Incentive Compensation.

1.3.    “Board” means the Board of Directors of Wells Fargo.

1.4.    “Cause” means (1) the continued failure by the employee to substantially perform their duties; (2) conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes the employee ineligible for coverage under the Company's fidelity bond or otherwise makes the employee ineligible for continued employment in their current role; (3) the employee’s violation of the Company’s policies including but not limited to Wells Fargo’s Code of Conduct (or the Code applicable to the employee’s line of business), Anti-Bribery and Corruption Policy, and Information Security Policies; or (4) the employee’s breach of confidentiality or restrictive covenants applicable to the employee. For the avoidance of doubt, an event or conduct constituting Cause could arise, or be discovered by the Company, before or after the employee’s termination of employment.

1.5.    “Committee” means the Human Resources Committee of the Board or such other committee as designated by the Board.

1.6.    “Company” means Wells Fargo, a Delaware corporation, and its Affiliates.

1.7.    “Covered Employee(s) in Management” or “CEM(s)” means an employee who has been designated as a CEM by the Company based on their role, responsibilities, or activities, in each case under criteria established by the Company from time to time.

1.8.    “Executive Officer” means any executive officer as designated by the Board to be subject to Section 16 of the Securities Exchange Act of 1934, as amended.

1.9.    “Incentive Compensation” means all incentives, whether paid in cash or in equity that are awarded, granted, earned, vested or paid to an employee or former employee of the Company.

1.10.    “Performance Conditions” has the meaning set forth in Section 2.2 of the Policy.

1.11.    “Performance Share” means an award granted under the 2022 LTIP or the Wells Fargo & Company Long-Term Incentive Compensation Plan whereby the recipient may receive shares of Wells Fargo & Company common stock, their cash equivalent, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods (as defined in the applicable plan document).

2.    Authority to Claw back, Cancel, or Forfeit Incentive Compensation. The Committee shall be authorized to clawback, cancel, and/or forfeit Incentive Compensation, in its sole discretion and to the extent permitted by applicable law, in the following circumstances:
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2.1.    Short-Term Cash-Based Incentive Compensation. The Committee may claw back of all or part of short-term cash-based Incentive Compensation (“cash incentive”) previously paid to a CEM to the extent that:

a)    The amount of the cash incentive was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics; or

b)    The CEM engaged in willful misconduct or gross negligence that caused material financial or reputational harm to the Company.

2.2.    Long-Term Incentive Compensation. The Committee may (1) claw back all or a portion of any previously vested or paid long-term Award; and/or (2) cause a forfeiture and/or cancellation~~,~~ (each referred to as a “Performance Adjustment”) of all or a portion of any unpaid or unvested long-term Award, if the Committee determines, in its sole discretion, that any one of the following “Performance Conditions” has occurred:

a)    The employee or former employee engage in: (1) misconduct or commits an error that, in each case, cause material financial or reputational harm to the Company or to the employee’s business group; and/or (2) for purposes of a cancellation or forfeiture (but not for clawback), any conduct that constitutes Cause;

b)    The amount of the Award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics;

c)    In connection with the employee or former employee’s job responsibilities, (1) failure through willful misconduct or gross negligence of the employee, including in a supervisory capacity, to identify, escalate, monitor, or manage, in a timely manner risks material to the Company or to the employee’s business group in accordance with Company policies and procedures (as applicable) or (2) the Company or the employee’s business group suffers a material failure of risk management; or

d)    For purposes of the cancellation and/or forfeiture of unpaid or unvested Performance Share Awards only, a failure of the employee or former employee, based on their role and responsibility, to have achieved progress on resolving outstanding consent orders and/or other regulatory matters in accordance with commitments made by the Company.

The Committee may consider any factors it determines necessary or appropriate in determining whether any of the Performance Conditions apply and in determining whether to undertake a clawback and/or a Performance Adjustment, and, if so, the amount thereof based on the particular facts and circumstances. All determinations by the Committee will be final and binding.

In addition, the Company may terminate the employment of the employee, authorize legal action, or take such other action to enforce the employee’s (or former employee’s) obligations to the Company as the Company may deem appropriate based on the particular facts and circumstances. The Company, in determining the appropriate action, may but shall not be required to consider penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Company’s power to determine the appropriate remedial action with respect to the employee or former employee is in addition to, and not in replacement of, remedies imposed by such third-party entities.

3.    Method of Clawback. The Committee, in its sole discretion, shall determine whether the Company shall effect a clawback (subject to applicable law) by (a) seeking repayment from an employee or former employee, (b) reducing (including to zero) the amount that would otherwise be payable to an employee or former employee under any compensation, bonus, incentive, equity or other benefit plan, agreement, policy or arrangement
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maintained by the Company, (c) forfeiting and/or canceling any unpaid or unvested Incentive Compensation, (d) withholding compensation that otherwise might have been paid or granted in accordance with the Company's compensation practices, plans, commitments, or decisions, or (e) any combination of the foregoing.

4.    Incentive Compensation Subject to Clawback, Forfeiture, and/or Cancellation. The requirements of this Policy shall apply to (a) Incentive Compensation that has been vested and/or paid within five years before the Committee approves a clawback; and (b) all unvested and/or unpaid Incentive Compensation.

5.    Delegation of Authority. Any power of the Committee under this Policy may be exercised, except with respect to Executive Officers, by a duly authorized delegate of the Committee.

6.Other Recovery Rights. Any right of recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, any employment agreement, plan or award terms, or the terms of any policy, including, but not limited to, the Company’s Mandatory Clawback Policy.

7.    Interpretation.

7.1.    The Committee has full authority and sole discretion to make determinations regarding the interpretation of the provisions of this Policy.

7.2.    This Policy is applicable to all Incentive Compensation awarded or granted beginning January 1, 2021.

7.3.    In the event of any conflict between the terms of this Policy and the terms of any Company plan, agreement, policy or arrangement under which Incentive Compensation has been granted or awarded, the terms of this Policy shall prevail.

7.4.    In the event that any provision of this Policy or any part hereof is found invalid, the remainder of this Policy will be binding on the parties hereto and will be construed as if the invalid provision or part thereof had been deleted from this Policy.

7.5.    This Policy shall not apply to employees categorized as Identified Staff who are subject to the EMEA Malus and Clawback Policy. “Identified Staff” means individuals who have been classified as identified staff for the purposes of the remuneration codes of the UK Financial Conduct Authority, the remuneration rules of the UK Prudential Regulation Authority, the Investment Firms Prudential Rules of the UK Financial Conduct Authority, the EU Capital Requirements Directive, the EU Alternative Investment Fund Managers Directive, the EU Undertakings for Collective Investment in Transferable Securities Directive, the EU Investment Firms Directive, or any associated directives, regulations and implementing legislation, rules or guidance, in each case as amended or replaced from time to time.

7.6.    To the extent Section 409A of the Internal Revenue Code is applicable to any Award, this Policy does not authorize any offset or substitution that would not comply with such Section.

8.    Amendment or Termination. The Board or the Committee shall have the right to amend or cancel this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company. Notwithstanding the authority of the Board or the Committee to amend this Policy, Wells Fargo’s Chief Human Resources Officer or the Head of Total Rewards, or such equivalent title, may amend the Policy to incorporate administrative revisions.

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Exhibit C

Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, Notice Period, and Assignment of Inventions (“TSA”)

In consideration for my employment with a Wells Fargo Company and/or any of its past, present, and future parent companies, subsidiaries, predecessors, successors, affiliates, and acquisitions (collectively “the Company”) I agree as follows:

I acknowledge that the nature of my employment with the Company permits me to have access to certain of its Confidential Information (as defined below). I understand that such Confidential Information is, and always will be, and shall always remain, the sole and exclusive property of the Company. Any unauthorized acquisition, disclosure, or use of this information would be wrongful and would cause the Company irreparable harm. I also acknowledge that if in the course of my employment I develop Inventions (as defined below), I agree to assign these Inventions to the Company. I agree that the property rights of such Inventions belong to the Company and agree to assist, as necessary, with the assignment of these Inventions to the Company.

I. Trade Secrets and Confidential Information
During the course of my employment I will have access to and learn about confidential, trade secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to the Company and its businesses (collectively, "Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, agreements, transactions, potential transactions, negotiations, know-how, computer software, applications, operating systems, web design, work-in-process, databases, manuals, records, articles, systems, supplier information, vendor information, financial information, results, accounting information, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, personnel information, developments, reports, internal controls, security procedures, market studies, algorithms, product plans, ideas, inventions, unpublished patent applications, original works of authorship, discoveries, experimental information, specifications, customer information, consumer information, client information, manufacturing information, factory lists, distributor lists, and/or buyer lists of the Company or its businesses or of any other person or entity that has entrusted information to the Company in confidence.

Confidential Information shall further include “Trade Secrets” of the Company. “Trade Secret” means all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if: (1) the owner has taken reasonable measures to keep such information secret; and (2) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from its disclosure or use. The foregoing does not limit the definition of trade secret under any applicable state or federal law, with the broader definition taking precedence.

I further understand and acknowledge that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company. I understand that the above list is not exhaustive.

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II. Disclosure and Use Restrictions
I understand that my obligation to maintain the confidentiality of all Confidential Information continues at all times during and after my employment. Confidential Information does not become any less confidential or proprietary to the Company because I may commit some of the Confidential Information to memory or because I may otherwise maintain the Confidential Information outside of the Company’s offices. I acknowledge that such Confidential Information, including but not limited to Trade Secrets, is utilized by the Company throughout the entire United States and in other locations in which it conducts business.

I agree that any Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge, use, disclose, or make available this information except for such purpose. Accordingly, I have not, and will not, divulge, use, disclose, or make available Confidential Information, in whole or in part, to anyone (including other Company employees) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company.

Notwithstanding the above, I understand that nothing in this Agreement (or in any other agreement with, or policy or plan of, the Company) shall be construed to restrict or prevent me from: (i) disclosing Confidential Information to the extent required by applicable law, regulation, or valid order of a court of competent jurisdiction; or (ii) communicating with, making a report to or filing a charge or complaint with any administrative, regulatory or self-regulatory federal, state or local agency or from participating in an on-going investigation with such agency, including providing documents, information, or testimony, without providing notice to the Company; or (iii) discussing the terms and conditions of my employment with coworkers or union representatives in exercise of my rights under section 7 of the National Labor Relations Act if such rights apply given my role(s) with the Company. If I am required to disclose information pursuant to a valid court order, I agree to promptly provide written notice of any such order to an authorized officer of the Company within 48 hours of receiving such order.

III. Notice Period
I understand and agree that in order to ensure a smooth transition of business and customer relationships, if I am in a job title and/or job description set forth in the Appendix below and decide to either resign or retire, I agree to provide the Company with advance written notice, as specified below, before effectuating my resignation or retirement from the Company. I understand the required timing of such advance written notice is set forth in the Appendix below, corresponding to job title and/or job description, with the number of days between a notice of resignation or retirement and the effective date of such resignation or retirement constituting the length of my required notice period (a “Notice Period”).

I understand this provision shall apply, to the fullest extent enforceable under applicable law, unless a longer notice period is applicable to me pursuant to a Company policy or an agreement between me and the Company, in which case the longer notice period shall apply. I hereby acknowledge and agree that during the applicable Notice Period, I will continue to be an employee of the Company and will be required to assist in the transition of my work-related responsibilities; provided, however, that the Company may instruct me not to report to work during my Notice Period and may, in its sole discretion, restrict my access to Company systems, shorten the duration of my Notice Period, or waive my Notice Period. I further understand that the Company may, during my Notice Period, limit or prohibit my contact or dealing with (or attempting to contact or deal with) any officers, employees (except to the extent that such limitation would conflict with applicable rights, if any, under Section 7 of the National Labor Relations Act), consultants, clients, customers, suppliers, agents, distributors, shareholders, advisers, or other business contacts of the Company. During any applicable notice period (or as shortened by the Company, if applicable), I will continue to receive my base salary.

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IV. Non-Solicitation of the Company’s Customers and Employees
I understand and agree that the Company’s relationships with its employees and customers are some of its most valuable assets and critical to its present and future success. I acknowledge that these relationships are established and maintained at great expense and investment and constitute a protectable interest of the Company. I further understand and agree that through my employment at the Company, I will have unique exposure to and personal contact directly with the Company’s customers.

I therefore agree that during my employment and for a period of one (1) year immediately following the termination of my employment for any reason (including, but not limited to, a termination as a result of resignation), and to the extent permitted by applicable law, I will not do any of the following either directly or through associates, agents, or employees without prior written approval from the Company’s Chief Human Resources Officer:

a.Solicit, recruit, or promote the solicitation or recruitment of any employee or consultant of the Company for the purpose of encouraging that employee or consultant to leave the Company’s employ or sever an agreement for services; or

b.Solicit, participate in, or promote the solicitation of any of the Company's actual or prospective client or customers with whom I had Material Contact and/or regarding whom I received Confidential Information for the purpose of providing products or services that are (i) in competition with the Company's products or services ("Competitive Products/Services") and (ii) the same or similar to products or services I provided on behalf of the Company at any time during the last (1) year of my employment with the Company. "Material Contact" means direct interaction between either me and/or an employee I managed and an actual or prospective client or customer occurring within one (1) year prior to my last day as a Wells Fargo employee that takes place to create, manage, service, or further the business relationship between that prospective client/customer and the Company.

These time period limitations are not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond these periods and is not intended to limit the restrictions described in Sections I and II of this Agreement. In the event that the Notice Period requirements in Section III above apply, I acknowledge and agree that termination of my employment will occur at the end of the Notice Period. I further understand that I am encouraged to consult with counsel regarding this Agreement.

V. Return of Company Property
If I resign or am terminated from my employment for any reason, I agree to immediately (a) return to the Company all Company property, including keys, access cards, security devices, network access devices, computers, smartphones, equipment, manuals, reports, files, compilations, work product, email messages, recordings, disks, thumb drives, or other removable information storage devices, hard drives, and data and all the Company’s documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information and (b) permanently delete all electronic versions of such documents and materials that remain in my possession or control on any non-Company devices, networks or storage locations. I understand that this obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. I further understand that I am obligated upon request to provide any passwords to Company property.

VI. Compliance with Other Agreements
I certify that, to the extent applicable to me, I have complied and will continue to comply with any other policies or agreements covering trade secrets, inventions, confidential information, or solicitation from any former employer. I further certify that, to the best of my information and belief, I am not a party to any other agreement that either does or will interfere with my full compliance with this Agreement, including any agreement I have entered into with any other employer, entity, or person relating to the non-disclosure of information. I further certify that I have disclosed any such agreements to the Company
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for review. I also certify that I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any written or oral agreement that conflicts with any provision of this Agreement.

VII. Assignment of Inventions
I agree to and do hereby assign to the Company all inventions, discoveries, designs, formulas, modifications, improvements, new ideas, business methods, processes, algorithms, software programs, know-how or trade secrets, or other works or concepts, and all intellectual property rights therein, whether recorded in a written document, electronically, or not recorded at all, and whether or not protectable and/or elected by the Company to be protected as intellectual property that I make, conceive, develop, reduce to practice, or author (alone or in conjunction with others) during my employment with the Company that (1) relate to the Company’s business, or to actual or demonstrably anticipated research or development of the Company or (2) involve the use of any time, material, information, or facility of the Company (“Inventions”). I will also promptly disclose in writing complete information regarding each Invention to the Company. I further agree that all Inventions shall be deemed part of the Confidential Information.

I agree that all copyrightable Inventions shall be deemed “works made for hire” under the United States Copyright Act, provided that in the event and to the extent such Inventions are determined not to constitute “works made for hire,” I hereby irrevocably assign and transfer to the Company all rights, title, and interest in such Inventions. To the extent this Agreement does not assign moral rights in any such Inventions, I hereby irrevocably waive such moral rights and agree not to enforce such moral rights against the Company.

I hereby acknowledge having received notification that this Section VII does not obligate me to assign to the Company any rights in inventions that I developed entirely on my own time and without using the Company’s equipment, supplies, facilities, or trade secret information unless those inventions either (i) relate at the time the invention was made to the Company’s business or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company. If I claim ownership of any such rights, I have identified and provided a non- confidential description thereof in the space provided below (and on additional pages as necessary):

_____________________________________________________________________________________________________________

I agree to give the Company, without charge and at the Company’s expense, both during and after my employment, all assistance it reasonably requires to evidence, establish, maintain, perfect, protect, and use the rights to the Inventions. Notwithstanding the foregoing, I hereby irrevocably appoint Wells Fargo as attorney-in-fact (coupled with an interest) to execute any such documents on my behalf. I further agree that I shall not be entitled to any additional compensation with respect to any and all Inventions.

VIII. Defend Trade Secrets Act Immunity Notice
I understand that nothing in this Agreement is intended to discourage or restrict me from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (a) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (b) under seal in a complaint or other document filed in a lawsuit or other proceeding. An individual who files a lawsuit for alleged retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in a court proceeding; provided, however, the individual must file any document containing the trade secret under seal, and they may not otherwise disclose the trade secret except pursuant to court order.

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I understand that I should immediately report any suspected or actual misappropriation or improper use or disclosure of Confidential Information and/or Trade Secrets, pursuant to the Company’s Code Conduct. I understand this Agreement does not limit, curtail, or diminish the Company’s rights under the DTSA or other applicable state or federal law.

IX. Employment At Will
I understand that nothing in this Agreement alters my obligation to comply with the policies, procedures, and rules of the Company or alters the “at will” status of my employment with the Company, meaning that I, subject to the obligations set forth in Section III, or the Company can terminate the employment relationship at any time, with or without cause or notice.

X. Injunctive Relief and Damages
Recognizing the irreparable nature of the injury that my violation of this Agreement would cause, and that money damages would be inadequate compensation to the Company, I agree that any violation or threatened violation of this Agreement by me should be the proper subject for immediate injunctive relief, specific performance, and other equitable relief to the Company. Such relief, however, shall be cumulative and non-exclusive and, therefore, shall be in addition to any other right or remedy to which the Company may be entitled. To the extent they apply to me, I further agree to communicate the contents of this section, the notice period section (if applicable) and the non-solicitation and non- disclosure sections of this Agreement to any prospective employer.

XI. Severability and Judicial Modification
If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision(s) shall be modified only to the extent necessary to render such provision(s) valid and enforceable to the fullest extent permitted by law. If an invalid or unenforceable provision cannot be modified, that provision shall be severed from the Agreement and all other provisions shall remain valid and enforceable.

XII. Choice Of Law/Integration/Survival
This Agreement and any dispute, controversy, or claim which arises under or relates in any way to it shall be governed by the law of the state where I worked during my employment with the Company (and if I worked in more than one state, it shall be governed by the law of the state in which I worked immediately following my execution of this Agreement). This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein and is intended to be a final expression of our Agreement with respect only to the terms contained herein; provided, however, that the employee and customer non-solicitation provisions herein are in addition to, and not in lieu of, any such provisions contained in any prior agreements (except that to the extent other agreements contain such non-solicitation provisions, they shall run concurrently with those described herein). There may be no modification of this Agreement except in writing signed by me and an officer of the Company at the level of executive vice president or more senior. This Agreement shall survive my employment by the Company, inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.

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APPENDIX TO TSA

The required timing of advance written notice addressed in Section III above is set forth in this Appendix, corresponding to job title and/or job description, with the number of days between a notice of a resignation or retirement and the effective date of such resignation or retirement constituting the length of the required Notice Period.

Business Division	Applicable Job Titles and/or Job Descriptions	Length of Required Advanced Written Notice
Any business division of Wells Fargo & Company or its Affiliates	Senior Executive Vice President Executive Vice President Direct report of an Operating Committee member, excluding non-executives	90 days
Corporate & Investment Banking (CIB)	Managing Director	90 days
	Executive Director	60 days
	Vice President	30 days
Commercial Banking	Managing Director	90 days
	Executive Director	60 days
Global Treasury Management	Managing Director	90 days
	Executive Director	60 days

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